UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2019 (June 19, 2019)

Date of Report (Date of earliest event reported)

LIVERAMP HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 866-352-3267

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 24, 2019, LiveRamp, Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of LiveRamp Holdings, Inc. issued a press release announcing its entry into a merger agreement (the “Merger Agreement”) with Data Plus Math Corporation., a Delaware corporation (“Data Plus Math”), and Addition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). A copy of the press release is attached hereto as Exhibit 99.1.

On the terms and subject to the conditions set forth in the Merger Agreement and subject to the applicable provisions of the Delaware General Corporation Law, Merger Sub will be merged with and into Data Plus Math (the “Merger”) and Data Plus Math will continue as the surviving corporation and become a wholly owned subsidiary of the Company.

Subject to certain customary adjustments, the aggregate cash purchase price for outstanding shares and Non-Assumed stock options (as defined below) for the Merger will equal approximately $117 million in the aggregate, subject to customary purchase price adjustments set forth in the Merger Agreement. The aggregate value of the merger consideration with respect to assumed options and the shares of common stock of LiveRamp Holdings, Inc., par value $0.10 per share (“LR Common Stock”), subject to the Holdback Arrangements (as described below) is expected to equal approximately $33 million and be reported by the Company as non-cash stock compensation over the applicable vesting periods.

The Merger

Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of capital stock of Data Plus Math (excluding (A) cancelled shares, and (B) dissenting shares) will be cancelled and converted into the right to receive the applicable per share merger consideration (the “Per Share Consideration”).

Effective upon consummation of the Merger, Data Plus Math stock options that are held by any former employee and any current or former consultant, independent contractor or non-employee director employees of Data Plus Math will be cancelled and converted into the right to receive an amount in cash, for each share subject to the option, equal to the Per Share Consideration over the option’s exercise price (the “Non-Assumed Options”). Data Plus Math stock options, whether vested or unvested, that are held by continuing employees will be assumed by the Company (the “Assumed Options”), and will continue to have, and be subject to, substantially the same terms (including vesting) set forth in Data Plus Math’s 2016 Equity Incentive Plan, as amended, and the related option agreements, except that such Assumed Options will be exercisable for shares of LR Common Stock at an exchange ratio to be determined based on the weighted average closing sale price of one share of LR Common Stock during the twenty consecutive trading days ending on the second trading day before the closing of the Merger.

Certain portions of the merger consideration otherwise payable in respect of shares of capital stock held by the co-founders of Data Plus Math are further subject to holdback by the Company (each a “Holdback Arrangement”) and will vest over thirty-six (36) months post-closing and be settled in shares of LR Common Stock, subject to the applicable co-founders continuing to provide services to the Company through each vesting date and vesting acceleration upon a qualifying termination of employment.

The Merger Agreement contains customary representations, warranties and covenants of Data Plus Math and the Company as well as certain indemnification provisions, whereby the stockholders and holders of Non-Assumed Options of Data Plus Math will indemnify the Company and its affiliated parties for certain losses suffered in connection with the Merger.

The Merger Agreement also contains customary closing conditions, including the adoption of the Merger Agreement and approval of the Merger by Data Plus Math’s stockholders. The only vote of the Data Plus Math stockholders necessary to approve and adopt the Merger and the Merger Agreement is the affirmative vote or written consent of at least (a) a majority of the Data Plus Math capital stock, voting together as a single class, on an as-converted to common stock basis and (b) a majority of the Data Plus Math preferred stock, voting together as a single class, on an as-converted to common stock basis (such approval, the “Stockholder Approval”). On June 19, 2019, the Data Plus Math stockholders holding voting power sufficient to effect the Stockholder Approval adopted the Merger and approved the Merger Agreement and accordingly, the Stockholder Approval has been obtained.

The parties expect to close the Merger in the second quarter of fiscal 2019.

Following the closing of the Merger, the Company intends to, for select employees of Data Plus Math, increase annual salaries, provide cash bonus target opportunities (“Target Cash Bonuses”), and grant new awards of restricted stock units (the “RSU Equity Awards”) to induce such employees to accept employment with the Company (collectively, the “Data Plus Math Inducement Awards”). The Data Plus Math Inducement Awards will have an approximate grant date fair value of $10 million in the aggregate, $7.75 million of which is attributable to the RSU Equity Awards. The RSU Equity Awards granted to such employees of Data Plus Math will vest incrementally over four years with 25% of the total vesting on the first anniversary of the closing date of the Merger and 6.25% vesting each three months thereafter, subject to the employee’s continued service through each vesting date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 24, 2019, announcing LiveRamp, Inc.’s entry into the Merger Agreement with Data Plus Math, Inc. and Addition Merger Sub, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2019	LiveRamp Holdings, Inc.

	By:	/s/ Jerry C. Jones
	Name:	Jerry C. Jones
	Title:	Chief Ethics and Legal Officer & Executive Vice President